UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2011

Palmetto Bancshares, Inc.

(Exact Name of Registrant As Specified in Its Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

0-26016	74-2235055
(Commission File Number)	(I.R.S. Employer Identification No.)

306 East North Street, Greenville, South Carolina	29601
(Address of Principal Executive Offices)	(Zip Code)

(800) 725-2265

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

DESCRIPTION OF CAPITAL STOCK

Palmetto Bancshares, Inc. (the “Company”) is filing this Current Report on Form 8-K for the purpose of updating the description of our capital stock. The description of our capital stock was contained in previous filings with the Securities and Exchange Commission (the “SEC”), which are not publicly available through the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) due to the age of the documents. In addition, since those early filings, amendments to our Articles of Incorporation and Bylaws have caused the description to be outdated. To the extent the following description is inconsistent with prior filings, the following shall modify and supersede those filings. The following description of our capital stock is a summary only and is subject to applicable provisions of the South Carolina Business Corporation Act of 1988 (the “Business Corporation Act”) and to our Amended and Restated Articles of Incorporation (our “Articles of Incorporation”) and our Amended and Restated Bylaws (our “Bylaws”). You should refer to, and read this summary together with, our Articles of Incorporation and Bylaws to review all of the terms of our capital stock. Our Articles of Incorporation and Bylaws are incorporated by reference as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2010.

Common Stock

We are authorized to issue 75,000,000 shares of common stock, par value $0.01 per share, of which 50,513,722 shares were issued and outstanding as of May 13, 2011. As of such date, we had 120,010 shares of common stock underlying outstanding options with a weighted average exercise price of $22.93 per share. In addition, as of May 13, 2011, we had the ability to issue 154,646 shares of common stock pursuant to restricted stock that may be granted in the future under our existing equity compensation plan. Pursuant to the provisions of the Business Corporation Act, any outstanding shares of our capital stock reacquired by us would be considered authorized but unissued shares. Further, in February 2011, the Board of Directors approved a new stock incentive plan to further support the alignment of management and shareholder interests. The plan allows for the Board of Directors to grant stock options and restricted stock awards to key management personnel subject to certain time vesting and/or performance vesting restrictions. The Board has recommended that 2,000,000 shares be designated for issuance under the plan. The plan requires shareholder approval and we have included a proposal for approval of the plan in the proxy statement for the next annual shareholders meeting currently scheduled for May 19, 2011.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock are available for general corporate purposes, including, but not limited to, possible issuance as stock dividends, use in connection with mergers or acquisitions, cash dividend reinvestments, stock purchase plans, public or private offerings or our equity compensation plans. Normally, no shareholder approval would be required for the issuance of these shares, except as required to approve a transaction in which shares of our common stock are to be issued in excess of the number currently authorized.

Voting and Other Rights

The holders of our common stock are entitled to one vote per share on each matter voted on at a shareholders’ meeting. A majority of the shares entitled to vote, represented at a meeting in person or by proxy, constitutes a quorum, and, in general, most routine matters will be approved if a majority in interest of the shares represented at the meeting vote in favor of the matter. Directors are elected by a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Pursuant to our Articles of Incorporation, shareholders do not have cumulative voting rights.

In general, except as otherwise provided in our Articles of Incorporation, (i) amendments to our Articles of Incorporation must be approved by two-thirds of the votes entitled to be cast, regardless of voting group, and in addition by two-thirds of the votes entitled to be cast within each voting group entitled to vote separately thereon; and (ii) the dissolution of the Company must be approved by two-thirds of the votes entitled to be cast thereon.

Our Articles of Incorporation provide that a merger, exchange or consolidation of the Company with, or the sale, exchange or lease of all or substantially all of our assets to, any person or entity (referred to herein as a “Fundamental Change”), must be approved by the holders of at least 80% of our outstanding voting stock unless such Fundamental Change is approved in accordance with the Business Corporation Act and either (a) at the time of such approval no shareholder owns or controls 20% or more of our voting stock or (b) at least two-thirds of the members of our Board of Directors approves such Fundamental Change. The approval by the holders of at least 80% of our outstanding voting stock is required to amend or repeal these provisions contained in our Articles of Incorporation.

Our Articles of Incorporation provide that our Board of Directors may alter, amend, or repeal any of our bylaws or adopt new bylaws, subject to our shareholders’ concurrent right to alter, amend, or repeal any of our bylaws or adopt new bylaws. Consistent with the Business Corporation Act, our Articles of Incorporation provide that our shareholders in adopting, amending, or repealing a bylaw may provide expressly that the Board of Directors may not adopt, amend, or repeal that bylaw or any bylaw on that subject.

Our shareholders shall have dissenters’ rights to an appraisal with respect to their shares of common stock as provided by the Business Corporation Act in connection with certain types of merger or share exchange transactions. Dissenters’ rights generally are also available with respect to certain sales of all or substantially all of our property and certain amendments to our Articles of Incorporation that materially and adversely affect certain enumerated rights of a dissenter’s shares.

Preferred Stock

We are authorized to issue 2,500,000 shares of preferred stock, par value $0.01 per share. Our Board of Directors has the authority to specify the preferences, limitations and relative rights (within the limits set forth in Section 33-6-101 of the Business Corporation Act, or any successor provision or redesignation thereof, as applicable) of the preferred stock or one or more series within the class of preferred stock. No shares of preferred stock are issued and outstanding as of May 13, 2011.

Directors and Classes of Directors

Under our Articles of Incorporation and Bylaws and pursuant to the Business Corporation Act, the number of directors shall be the number designated by the directors at the initial or organizational meeting, and thereafter the number of directors may be increased or decreased by action of the Board of Directors at any time and the shareholders at any annual meeting of shareholders. Accordingly, either our directors or our shareholders have the authority to increase or decrease the number of directors, which is currently capped at no more than 11 based on the terms of the Stock Purchase Agreement (as amended by Amendment No. 1 dated as of June 8, 2010 and Amendment No. 2 dated as of September 22, 2010) related to our Private Placement transaction consummated on October 7, 2010.

Our Board of Directors is divided into three classes so that each director serves for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected. In the event of any increase in the authorized number of directors, the newly created directorships resulting from such increase shall be apportioned among the three classes of directors so as to maintain such classes as nearly equal as possible. Because of the classification of directors, unless the shareholders act under the Business Corporation Act to remove directors from office, two annual meetings generally would be required to elect a majority of the Board of Directors and three, rather than one, would be required to replace the entire board. The provisions of the Articles of Incorporation providing for the classified Board of Directors can be amended or repealed only upon the affirmative vote of the holders of at least two-thirds of our outstanding voting stock.

Pursuant to the terms of the private placement that was consummated with certain institutional investors on October 7, 2010 (the “Private Placement”), on October 12, 2010, the Board of Directors appointed two designees from CapGen Capital Group V, LP (“CapGen”) and one designee from Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (collectively “Patriot”) to the Board of Directors. The CapGen designees are John P. Sullivan and Robert B. Goldstein, and the Patriot designee is James J. Lynch. These directors have also been appointed as directors of The Palmetto Bank, our wholly owned subsidiary. This right will terminate if, at any time,

CapGen or Patriot, as applicable, owns 9.9% or less of the outstanding shares of the Company’s common stock. If, at any time, Patriot loses its right to designate a member of the Boards of Directors of each of the Company and The Palmetto Bank, then the number of designees that CapGen may designate will be reduced to one.

The Articles of Incorporation provide that a director may be removed only for cause by the affirmative vote of at least a majority of the outstanding voting stock.

Anti-Takeover Aspects of Certain Provisions

The provisions of our Articles of Incorporation regarding the staggered Board of Directors and Fundamental Change vote requirements, as well as the other high vote requirements, may have certain anti-takeover effects with respect to the Company and may be deemed to present an impediment to a change in control of the Company even if such a change were favored by a majority of our shareholders. Such provisions could make us a less attractive target for a hostile takeover bid or render more difficult or discourage a merger proposal, the assumption of control through the acquisition of a large block of common stock or the removal of incumbent management. Such provisions may inhibit or impede fluctuations in the market price of our common stock, which might otherwise result from actual or potential takeover attempts.

Liquidation Rights

In the event of liquidation, the holders of our common stock would be entitled to receive pro rata any assets legally available for distribution to shareholders with respect to shares held by them.

Preemptive and Other Rights

Except as provided below, our shares, whether common or preferred, do not have any preemptive rights, redemption privileges, sinking fund privileges or conversion rights. All of the outstanding shares of common stock are validly issued, fully paid and nonassessable.

Pursuant to the terms of the Private Placement, if we conduct a public or private offering of common stock solely for cash any time during a period of 24 months following the closing of the private placement, then, subject to certain exceptions, each selling shareholder will have the right to acquire from the Company, for the same price and on the same terms as such common stock is offered, in the aggregate up to the amount of common stock required to enable each selling shareholder to maintain its current ownership percentage in the Company.

Distributions

We may issue share dividends in our common stock to the holders of shares of our common stock. In addition, the holders of shares of our common stock will be entitled to receive such other distributions as our Board of Directors may declare, subject to any restrictions contained in our Articles of Incorporation (of which there currently are none), unless after giving effect to such distribution, (i) we would not be able to pay our debts as they become due in the usual course of business or (ii) our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy claims of shareholders who have preferential rights superior to the rights of holders of our common stock.

The Company and The Palmetto Bank are subject to regulatory policies and requirements relating to the payment of dividends. Although our capital ratios were above the well-capitalized regulatory threshold at March 31, 2011, due to the restrictions imposed by the Consent Order effective June 10, 2010, payment of a dividend on our common stock would have required prior notification and non-objection from the Federal Deposit Insurance Corporation and the South Carolina State Board of Financial Institutions.

Business Combination Statute

The South Carolina business combination statute provides that a 10% or greater shareholder of a resident domestic corporation cannot engage in a “business combination” (as defined in the statute) with such corporation for a period of two years following the date on which the 10% shareholder became such, unless the business combination or the acquisition of shares is approved by a majority of the disinterested members of such corporation’s board of directors before the 10% shareholder’s share acquisition date. This statute further provides that at no time (even after the two-year period subsequent to such share acquisition date) may the 10% shareholder engage in a business combination with the relevant corporation unless certain approvals of the board of directors or disinterested shareholders are obtained or unless the consideration given in the combination meets certain minimum standards set forth in the statute. The law is very broad in its scope and is designed to inhibit unfriendly acquisitions but it does not apply to corporations whose articles of incorporation contain a provision electing not to be covered by the law. Our Articles of Incorporation do not contain such a provision. An amendment of our Articles of Incorporation to that effect would, however, permit a business combination with an interested shareholder even though that status was obtained prior to the amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALMETTO BANCSHARES, INC.

By:	/s/ Roy D. Jones
Roy D. Jones
Chief Financial Officer

Date: May 13, 2011